EXHIBIT 10.6

            USLICO CORPORATION DIRECTORS' RETIREMENT PLAN


         1. Purpose and Scope of Plan. The purposes of this Plan are to reward non-employee members of the Board of Directors for their services as Board members, to provide these Board members with additional retirement income after completion of their service to USLICO, and to remain competitive in director compensation by providing a special retirement benefit to non- employee directors.
This Plan is not intended to be a qualified retirement Plan under ERISA or the Internal Revenue Code.


         2. Definitions. Unless otherwise required by the context, the following terms shall have the meaning set forth below.

             2.1 "Annual Retainer" shall mean the amount paid to Directors for service on the Board and its committees, exclusive of attendance fees, chairman's fees, expense reimbursement, and payments of a similar nature; provided, any stock grants which when authorized are designated as being paid as part of the annual retainer, whether in lieu of an increase in the annual retainer or otherwise, shall be included in the "Annual Retainer."

         2.2     "Board" shall mean the Board of Directors of USLICO.

         2.3 "Director" shall mean a member of the Board who is not an employee of USLICO or any of its affiliates or subsidiaries.

         2.4 "Participant" shall mean a Director who has five (5) continuous Years of Service on the Board. Years of Service (including fractional Years of Service) on the Board of Directors of United Services Life Insurance Company or Bankers Security Life Insurance Society, or either of them, which immediately precede service on the Board shall be included in this calculation of a Director's Years of Service.

         2.5     "Plan" shall mean this USLICO Corporation Directors'
Retirement Plan.

         2.6 "USLICO" shall mean USLICO Corporation, a Virginia Corporation, or any successor to in ownership of substantially all of its assets, whether by merger, consolidation or otherwise.

         2.7 "Year of Service" shall mean twelve (12) consecutive months.

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   3.    Benefit.  A Participant shall be entitled to the following benefit upon retirement from the Board:

         3.1 Earliest Payment Date. Except as provided under Sections 4 and 5 of this Plan, the first benefit shall be payable upon the later of the Participant's attaining age 65 or the Participant's retirement from the Board.

         3.2 Payments. The benefit provided for herein shall be paid in equal monthly installments, payable in advance, for a period of one hundred and twenty (120) months with the first payment payable on the first day of the month immediately following the Earliest
Payment Date. USLICO shall have no obligation to commute or accelerate the payment of any benefit under this Plan.

         3.3 Amount of Benefit. A Participant shall be entitled to an annual benefit of fifty (50) percent of the Annual Retainer in effect on the day immediately prior to his last day of service times the applicable percentage. The applicable percentage, based on Years of Service, is as follows:

                     Years of Service                  Applicable Percentage

                              < 5                                 0%
                              5 - 6                              50%
                              6 - 7                              60%
                              7 - 8                              70%
                              8 - 9                              80%
                              9 - 10                              0%
                              > 10                              100%


   4.    Payment In Event of Death.

         4.1 Death Prior to Commencement of Payment. In the event of the Participant's death before payments begin under this Plan, the amount provided for herein shall be paid to the person(s) designated in the last beneficiary designation filed by the Participant with USLICO, and in absence of any such designation, to the Participant's estate.
Payments shall begin on the first day of the month immediately following the Participant's death.

         4.2 Death After Commencement of Payment. In the event of the Participant's death after payments have begun under this Plan but before the full amount of the benefit is paid, the unpaid balance shall be paid to the person(s) designated in the last beneficiary designation filed by the Participant with USLICO, and in absence of any such designation, to the Participant's estate.

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   5.    Payment in the Event of Disability.  In the event of the
Participant's disability before payments begin under this Plan, a Participant who is disabled shall have a one time election, exercisable within 90 days from the date of the Participant's retirement from the Board for such disability, or the commencement of the disability if the Participant is no longer a member of the Board, to begin receiving the amounts provided for herein beginning on the first day of the month immediately following the exercise of the election. For purposes of this Plan disability shall mean the Participant's inability for reasons of physical or mental impairment to perform the usual and customary duties of a Director for 90 consecutive days. The Board's determination of whether a Participant is disabled shall be conclusive.

   6. Administration. This Plan shall be administered by the Board. The interpretation and construction of any provision of this Plan by the Board shall be final and conclusive. No member of the Board shall be liable for any action or determination made by him in good faith.

   7. Termination or Amendment of this Plan. The Board may at any time terminate this Plan and may, from time to time, alter or amend this Plan or any part thereof; provided however, unless otherwise required by law, the rights of a Participant with respect to any benefit earned prior to such termination, alteration or amendment shall not be impaired without the consent of such Participant. For purposes of this Plan a benefit is earned only after a Director becomes a Participant.

   8.    Miscellaneous.

         8.1 Termination for Cause. Any Participant who is removed from the Board for cause shall not be entitled to any benefit under this Plan.

         8.2 No Right To Serve. Nothing in this Plan shall be deemed to confer upon any Director the right to remain a Director or be nominated for election as a Director.

         8.3 No Assignment Of Benefits. No benefit payable under this Plan shall, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber, or charge any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person. If any person entitled to a benefit hereunder shall be adjudicated a bankrupt or shall attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber, or charge any such benefit, or if any attempt is made to subject any such benefit to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefit, then such benefit shall, in the discretion of the Board, cease and terminate, and in that event the Board may cause such benefit, or any part thereof, to be held or applied for the benefit of such person, his or her spouse, children or other dependents, or any of them, in such manner and in such proportion as the Board shall determine.

         8.4 Governing Law. This Plan shall be governed by the law of the Commonwealth of Virginia without regard to choice of law principles.

         8.5 Construction. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words herein are used in the singular for they shall be construed as though they were also used in the plural form in all cases where they would so apply. The captions are for ease of reference only and shall not be used in the interpretation of this Plan.

         8.6 Other Plans. Nothing contained herein shall prevent USLICO from adopting additional compensation plans or arrangements.

         8.7 Effective Date. The effective date of this Plan shall be December 10, 1993, provided that Directors shall be given credit for Years of Service earned prior to the effective date.

         8.8 Binding Effect. This Plan shall be binding upon and inure to the benefit of any successor of USLICO, and any such successor shall be deemed substituted for USLICO under the terms of this Plan.
As used in this Plan, the term "successor" shall include any person, firm, corporation, or other business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the Corporation's assets or business.